Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Greg McAdam, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of Algodyne Ethanol Energy Corp., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The annual report on Form 10-KSB of Algodyne Ethanol Energy Corp. for the year ended August 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Algodyne Ethanol Energy Corp.

Dated: November 29, 2006

/s/ Greg McAdam

Greg McAdam

President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

(Principal Executive Officer and Principal Financial and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Algodyne Ethanol Energy Corp. and will be retained by Algodyne Ethanol Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.